MARTHA STEWART LIVING OMNIMEDIA, INC. RESTRICTED STOCK UNIT (RSU) EXCHANGE OFFER QUESTION AND ANSWER SESSION SEPTEMBER 30, 2003 FOR ELIPS EMPLOYEES ONLY

Restricted Stock Unit Exchange Offer Black- Scholes Valuation Assumptions MSO stock Average closing price over the three months ending September 19, 2003- $8.849 Exercise price Actual exercise price of option being valued Risk free interest rate 3.075% Volatility 50.0% Dividend yield Zero Expected life of option 5 years

Restricted Stock Unit Exchange Offer Example- Option Exchange Formula Assume: Employee currently holds the following options: Exercise Price No. of options Black Scholes value per option Total option value $18.00 1,000 $2.40 $ 2,400 $15.00 1,500 $2.82 $ 4,230 $15.57 5,000 $2.73 $ 13,650 Total 7,500 $ 20,280 No. of RSU's at MSO closing price: $9.00 2,253 $9.25 2,192 $9.50 2,135

Restricted Stock Unit Exchange Offer Assume: Individual owns: 3,500 options Exercise price: $15.00 MSO share price at closing date: $ 9.00 No. of RSU's to be granted at closing of offer 1,136

Restricted Stock Unit Exchange Offer Example # 1 Assume: Future MSO share price: $9.00 Both restricted stock and stock options fully vested ________________________________________________________ Realizable value for stock option: zero (Exercise price of $15.00 is above MSO share price of $9.00) Realizable value of restricted stock $10,220 (RSU's granted in exchange offer of 1,136 X $9.00)

Restricted Stock Unit Exchange Offer Example # 2 Assume: Future MSO share price: $15.00 Both restricted stock and stock options fully vested ________________________________________________________ Realizable value for stock option: zero (Exercise price of $15.00 is at MSO share price of $15.00) Realizable value of restricted stock $17,440 (RSU's granted in exchange offer of 1,136 X $15.00)

Restricted Stock Unit Exchange Offer Example # 3 Assume: Future MSO share price: $21.00 Both restricted stock and stock options fully vested ________________________________________________________ Realizable value for stock option: $21,000 (Exercise price of $15.00 is below MSO share price of $21.00) ($21.00 less $15.00 X 3,500) Realizable value of restricted stock $23,856 (RSUs granted in exchange offer of 1,136 X $21.00)

Restricted Stock Unit Exchange Offer Example # 4 Assume: Future MSO share price: $25.00 Both restricted stock and stock options fully vested ________________________________________________________ Realizable value for stock option: $35,000 (Exercise price of $15.00 is below MSO share price of $25.00) ($25.00 less $15.00 X 3,500) Realizable value of restricted stock $28,400 (RSUs granted in exchange offer of 1,136 X $25.00)

Restricted Stock Unit Exchange Offer Impact of RSU's Vesting Schedule Previous four examples do not take into account any timing component. Restricted stock unit awards vest ratably over two years; 50% on first anniversary; 50% on second anniversary. You may be exchanging options that are already vested for unvested RSUs.

Restricted Stock Unit Exchange Offer Impact of Vesting Assume: (Previous Example #3) Option exercise price $15.00 Number of options outstanding (fully vested) 3,500 Number of Restricted Stock Units received upon exchange 1,136 MSO share price rises to $21.00 within 12 months immediately following the exchange offer MSO share price on 1st anniversary of RSU grant (approx. Oct 2004) $15.00 MSO share price on 2nd anniversary of RSU grant (approx. Oct 2005)$15.00

Restricted Stock Unit Exchange Offer Impact of Vesting (continued) Comparison of Value Realized Stock Options- gain realized if exercised 3,500 at $21.00= $21,000 3,500 X ($21.00-$15.00) RSUs gain realized if RSUs are sold on vesting dates = $17,040* 1,136 X $15.00 - amount could be realized 50% on 1st anniversary and 50% on 2nd anniversary. *If employment with MSO terminates prior to RSUs vesting, you would not realize any value from the RSUs, even though you could have realized some value from your stock options if the stock had risen above $15.00 before you left MSO.

MSO share price at exchange date MSO share price at exchange date MSO share price at exchange date Stock option exercise price $9.00 $9.25 $9.50 $18.000 24.53 24.29 24.07 $15.570 22.35 22.09 21.85 $15.000 21.84 21.57 21.33 RSU Exchange Offer- Crossover point

RSU Exchange Offer- Crossover point Example Assume: Employee currently holds the following options: Date of grant No. of options: Exercise price 10/19/99 1,000 $18.00 4/18/00 1,500 $15.00 4/09/01 5,000 $15.57 Total 7,500

RSU Exchange Offer- Crossover point Example (continued) (a) (b) (c) (b) X (c) Exercise Price No. of options Cross over price Value $18.00 1,000 $24.29 $ 24,290 $15.00 1,500 $21.57 $ 32,355 $15.57 5,000 $22.09 $110,450 Total 7,500 $167,095 Cross over price ($167,095 / 7,500) = ($167,095 / 7,500) = $22.28 Assume $9.25 share price at exchange offer closing date.